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                                                                                                   EXHIBIT 11


                            THE SOUTHLAND CORPORATION AND SUBSIDIARIES

                          STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                              (IN THOUSANDS, EXCEPT PER-SHARE DATA)

                         CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                                 Year Ended December 31
                                                                          -----------------------------------
                                                                            1994          1993        1992
                                                                          ---------   ----------  -----------
Earnings (loss) before extraordinary gain and cumulative
  effect of accounting change applicable to common shares ............... $  91,996   $ (11,280)  $ (131,449)

Extraordinary gain ......................................................     -          98,968         -
Cumulative effect of accounting change for postemployment
  benefits ..............................................................     -         (16,537)        -
                                                                          ---------   ----------  -----------
Net earnings (loss) for earnings (loss) per-share
  calculation ........................................................... $  91,996   $  71,151   $ (131,449)
                                                                          =========   =========   ===========
Average number of common shares outstanding .............................   409,923     409,938      410,022
                                                                          =========   =========   ===========
Earnings (loss) per common share (Primary and Fully Diluted):
   Before extraordinary gain and cumulative effect of
     accounting change ..................................................      $.22       $(.03)       $(.32)
   Extraordinary gain ...................................................        -          .24           -
   Cumulative effect of accounting change ...............................        -         (.04)          -
                                                                               ----       ------       ------
   Net earnings (loss) ..................................................      $.22       $ .17        $(.32)
                                                                               ====       ======       ======


















                                               Tab 3
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